As filed with the Securities and Exchange Commission on August 22, 2018

Registration No. 333-01175

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHESAPEAKE UTILITIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	51-0064146
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

909 Silver Lake Boulevard

Dover, Delaware 19904

(302) 734-6799

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Beth W. Cooper

Senior Vice President and Chief Financial Officer

Chesapeake Utilities Corporation

909 Silver Lake Boulevard

Dover, Delaware, 19904

(302) 734-6799

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey E. Decker, Esq.

Baker & Hostetler, LLP

2300 SunTrust Center

200 S. Orange Avenue

Orlando, Florida 32801

(407) 649-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (No. 333-01175) (the “Registration Statement”) filed by Chesapeake Utilities Corporation (the “Company”) on February 23, 1996. The Company is filing this Post-Effective Amendment to withdraw and remove from registration the unissued and unsold shares of the Company’s common stock, $0.4867 par value per share, issuable by the Company pursuant to the Registration Statement.

In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of its securities that remain unsold at the termination of the offering, the Company hereby removes from registration all such securities registered under the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to the Registration Statement and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dover, State of Delaware, on the 22nd day of August, 2018.

CHESAPEAKE UTILITIES CORPORATION

By:	/s/ Michael P. McMasters
Michael P. McMasters
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

/s/ John R. Schimkaitis John R. Schimkaitis, Chairman of the Board and Director Date: August 22, 2018	/s/ Michael P. McMasters Michael P. McMasters, President, Chief Executive Officer and Director (Principal Executive Officer) Date: August 22, 2018

/s/ Beth W. Cooper Beth W. Cooper, Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) Date: August 22, 2018	/s/ Eugene H. Bayard Eugene H. Bayard, Esq., Director Date: August 22, 2018

/s/ Thomas J. Bresnan Thomas J. Bresnan, Director Date: August 22, 2018	/s/ Dr. Ronald G. Forsythe, Jr. Dr. Ronald G. Forsythe, Jr., Director Date: August 22, 2018

/s/ Thomas P. Hill, Jr. Thomas P. Hill, Jr., Director Date: August 22, 2018	/s/ Dennis S. Hudson, III Dennis S. Hudson, III, Director Date: August 22, 2018

/s/ Paul L. Maddock, Jr. Paul L. Maddock, Jr. Director Date: August 22, 2018	/s/ Calvert A. Morgan Calvert A. Morgan, Jr., Director Date: August 22, 2018

/s/ Dianna F. Morgan Dianna F. Morgan, Director Date: August 22, 2018